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                                                                   EXHIBIT 10.71


                             MEDICAL DYNAMICS, INC.
                      400 Inverness Drive South, Suite 200
                              Englewood, CO 80112

                                  May 30, 2001


PracticeWorks, Inc.
Attn.:  James K. Price
1765 The Exchange
Atlanta, Georgia 30339

Re:      Amended and Restated Agreement and Plan of Merger and Reorganization

Dear Jim:

         Please allow this letter to serve as confirmation of our agreement that neither Medical Dynamics, Inc. ("Medical Dynamics") nor PracticeWorks, Inc. ("PracticeWorks") will exercise its right to terminate the Amended and Restated Agreement and Plan of Merger and Reorganization, as amended ("Agreement"), pursuant to Section 8.1.B. of the Agreement on or before September 30, 2001.

         In addition, PracticeWorks agrees to use its commercially reasonable efforts to obtain the consent of its primary lender to modify the Loan Documents (as defined in the Agreement) to extend the maturity date thereunder to March 31, 2002 and Medical Dynamics agrees that prior to the execution of any amendment to the Loan Documents, it shall have obtained the consent of the Principal Shareholders (as defined in the Loan Documents) to the reaffirmation of the subordination agreements executed by the Principal Shareholders in connection with the Loan Documents.

         From June 1, 2001 and continuing until the earlier of (i) the termination of the Agreement or (ii) the Closing Date (as defined in the Agreement), PracticeWorks will reimburse Computer Age Dentist, Inc., a wholly-owned subsidiary of the Company ("Computer Age"), on a monthly basis for the percentage of the costs and expenses, including salary, benefits, commissions and travel or related expenses associated with Karen Siggel that is equal to the percentage of time and effort that Mrs. Siggel devotes to the sale, training or support of PracticeWorks' products and services. PracticeWorks will reimburse Computer Age for 20% of such costs and expenses for the period April 1, 2001 through May 31, 2001.

         This letter agreement to the extent signed and delivered by means of a facsimile machine, will be treated in all manner and respects as an original letter agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

                                         Very truly yours,

                                         MEDICAL DYNAMICS, INC.



                                         By:   /s/ Van A. Horsley
                                              ---------------------------------
                                         Its:  CEO
                                              ---------------------------------

AGREED AND ACCEPTED THIS 30TH DAY OF MAY, 2001.

PRACTICEWORKS, INC.



By:   /s/ James A. Cochran
   ----------------------------
Its:         CFO
    ---------------------------